                                                                    EXHIBIT 99.a


                   PLEASE DATE, SIGN AND MAIL YOUR PROXY CARD
                            BACK AS SOON AS POSSIBLE!


                        SPECIAL MEETING OF STOCKHOLDERS
                             ALPHA INDUSTRIES, INC.


                                             , 2002


               - Please Detach and Mail in the Envelope Provided -


[X]    Please mark your votes as in
       this example

1) Proposal to approve and adopt the Agreement and Plan of Reorganization, dated as of December 16, 2001 (the "Merger Agreement"), by and among Conexant Systems, Inc., Washington Sub, Inc. and Alpha Industries, Inc. and the merger provided for by the Merger Agreement, pursuant to which Washington, which will hold the wireless communications business of Conexant (excluding certain assets and liabilities), will merge with and into Alpha, with Alpha the surviving company.

   FOR         AGAINST          ABSTAIN
   [ ]           [ ]              [ ]

2) Proposal to approve an amendment to the Alpha Industries, Inc. 1996 Long-Term Incentive Plan to increase the number of shares of common stock that may be issued under the plan by 1,885,000 shares (from 4,200,000 to 6,085,000).

     FOR         AGAINST          ABSTAIN
     [ ]           [ ]              [ ]

3) Proposal to approve an amendment to the Alpha Industries, Inc. Directors' 2001 Stock Option Plan to increase the number of shares of common stock that may be issued under the plan by 315,000 shares (from 250,000 shares to 565,000 shares).

     FOR         AGAINST          ABSTAIN
     [ ]           [ ]              [ ]

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS, AND THE SHARES WILL BE VOTED IN ACCORDANCE WITH THE STOCKHOLDER'S DIRECTIONS HEREON. IN THE ABSENCE OF SUCH DIRECTION, THE PROXY WILL BE VOTED "FOR" THE APPROVAL AND ADOPTION OF THE AGREEMENT AND PLAN OF REORGANIZATION, DATED AS OF DECEMBER 16, 2002, BY AND AMONG CONEXANT SYSTEMS, INC., WASHINGTON SUB, INC. AND ALPHA INDUSTRIES, INC. AND THE MERGER PROPOSED IN SUCH AGREEMENT (PROPOSAL NO. 1) AND "FOR" PROPOSAL NOS. 2 AND 3.


Signature___________________________  Date____________ Signature of third party___________________________ Date ______________

NOTE: Please sign exactly as your name appears on this proxy card. Joint owners should each sign. Trustees, executors, administrators and others signing in a representative capacity should indicate that capacity. An authorized officer may sign on behalf of a corporation and should indicate the name of the corporation and the officer's capacity.

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                             ALPHA INDUSTRIES, INC.

                        20 SYLVAN ROAD, WOBURN, MA 01801

                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
          FOR THE SPECIAL MEETING OF STOCKHOLDERS ON ___________, 2002

The undersigned hereby appoints David J. Aldrich and Paul E. Vincent, or any one or both of them, each with full power of substitution, as lawful proxy, to vote all the shares of Common Stock of ALPHA INDUSTRIES, INC. which the undersigned would be entitled to vote if personally present at the Special Meeting of Stockholders of ALPHA INDUSTRIES, INC. to be held at the Four Points (Sheraton)
Burlington Hotel on _________, ___________________, 2002, at         local time,
and at any adjournment thereof, as directed on the reverse side of this card. The aforesaid proxies, or any one or both of them, or their duly appointed substitute(s) as aforesaid, are also authorized to vote in their discretion upon such other business as may properly come before the meeting or any adjournment(s) thereof and matters incident to the conduct of the meeting or any adjournment(s) thereof.

This proxy when properly executed will be voted on Proposals 1, 2 and 3 set forth in the Notice of Special Meeting of Stockholders and Proxy Statement/Prospectus-Information Statement (receipt of which is hereby acknowledged by the undersigned) as directed on the reverse side of this card, and in the discretion of the aforesaid proxies upon such other business as may properly come before the meeting or any adjournment(s) thereof and matters incident to the conduct of the meeting or any adjournment(s) thereof. If no direction is made, said proxies will vote the shares represented by this proxy FOR the approval and adoption of the Agreement and Plan of Reorganization, dated as of December 16, 2002, by and among Conexant Systems, Inc., Washington Sub, Inc. and Alpha Industries, Inc. and the merger proposed in such agreement thereby (Proposal No. 1) and FOR Proposal Nos. 2 and 3.

             PLEASE SIGN ON REVERSE SIDE AND RETURN PROMPTLY IN THE
                        ENCLOSED POSTAGE-PAID ENVELOPE.